Exhibit 99.1

Concrete Pumping Holdings Reports Strong Second Quarter Fiscal Year 2021 Results

DENVER, CO – June 14, 2021 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company” or “CPH”), a leading provider of concrete pumping and waste management services in the U.S. and U.K., reported financial results for its second quarter of fiscal year 2021 ended April 30, 2021.

Second Quarter Fiscal Year 2021 Summary vs. Second Quarter of Fiscal Year 2020 (where applicable)

●	Revenue increased 4% to $76.9 million compared to $74.0 million.
●	Gross margin increased 30 basis points to 43.3% compared to 43.0%.
●	Net loss attributable to common shareholders improved significantly to $11.4 million or $(0.21) per diluted share, compared to a net loss attributable to common shareholders of $56.2 million or $(1.06) per diluted share.
●	The second quarter of 2021 included a $11.5 million non-cash loss on the revaluation of warrant liabilities compared to a $3.3 million non-cash gain in the same period of fiscal 2020.
●	The second quarter of 2020 included a $57.9 million non-cash goodwill and intangibles impairment charge due to the COVID-19 impact depressing the Company’s market capitalization.
●	Adjusted EBITDA[1] increased 7% to $25.0 million compared to $23.5 million, with adjusted EBITDA margin increasing 80 basis points to 32.6% compared to 31.8%.
●

Amounts outstanding under debt agreements was $376.1 million with net debt[1] of $362.4 million. Total available liquidity increased to $134.9 million as of April 30, 2021 compared to $118.4 million as of January 31, 2021.

Management Commentary

“Our second quarter continued to highlight the resilience of our business, the flexibility of our projects and the profitability of our model,” said Bruce Young, CEO of Concrete Pumping Holdings. “We experienced a record-setting cold weather event in our South and Central regional markets, yet we delivered a quarter that met our internal expectations. This included continued growth in our market share, strength in residential and infrastructure projects, and recovery in our commercial work. We also continued to demonstrate our strong financial profile with approximately $29 million in year-to-date free cash flow1 that contributed to us improving total available liquidity to $134.9 million. Given our execution to date, we remain in a strong position to execute upon our strategic priorities and financial outlook in 2021.”

1 Adjusted EBITDA, Adjusted EBITDA margin, net debt and free cash flow are financial measures that are not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measures” below for a discussion of the definitions of these non-GAAP financial measures and a reconciliation to their most comparable GAAP measures.

Second Quarter Fiscal Year 2021 Financial Results

Revenue in the second quarter of fiscal year 2021 increased 4% to $76.9 million compared to $74.0 million in the second quarter of fiscal year 2020. The increase was driven by increased revenue from the Company’s U.K. Operations and its U.S. Concrete Waste Management business.

Gross profit in the second quarter of fiscal year 2021 increased 5% to $33.3 million compared to $31.9 million in the year-ago quarter. Gross margin improved to 43.3% compared to 43.0% in the prior year quarter.

G&A expenses for the fiscal 2021 second quarter were $26.5 million compared to $26.4 million in the fiscal 2020 second quarter. As a percent of revenue, G&A expenses were 34.4% for the fiscal 2021 second quarter compared to 35.6% in the fiscal 2020 second quarter. Excluding amortization of intangible assets and stock-based compensation expense, G&A expenses were down $0.3 million year-over-year to $16.2 million (21.1% of revenue) from $16.4 million (22.2% of revenue).

Net loss attributable to common shareholders improved significantly to $11.4 million or $(0.21) per diluted share, compared to a net loss attributable to common shareholders of $56.2 million or $(1.06) per diluted share. As previously disclosed, the Company recently determined that its outstanding warrants should be accounted for as liabilities and recorded at fair value on the date of the transaction and subsequently re-measured to fair value at each reporting date. For the three months ended April 30, 2021 and 2020, the Company recognized a non-cash loss of $11.5 million and a non-cash gain of $3.3 million, respectively, associated with the change in fair value of warrant liabilities.

Excluding the after-tax impact from the $57.9 million goodwill and intangibles impairment charge in the second quarter of fiscal 2020 and the non-cash gains or losses from the revaluation of warrant liabilities during both years, net income to common shareholders for the second quarter of 2021 was $0.1 million or $0.00 per diluted share versus net loss to common shareholders of $3.9 million or $(0.08) per diluted share.

Adjusted EBITDA in the second quarter of fiscal year 2021 increased 7% to $25.0 million compared to $23.5 million in the year-ago quarter. Adjusted EBITDA margin increased to 32.6% compared to 31.8% in the year-ago quarter, with the improvement mainly due to the increase in revenues

Liquidity

On April 30, 2021, the Company had debt outstanding of $376.1 million, net debt of $362.4 million and total available liquidity of $134.9 million.

Segment Results

U.S. Concrete Pumping. Revenue in the second quarter of fiscal 2021 was $56.2 million compared to $57.5 million in the year-ago quarter. The decrease was primarily driven by severe weather conditions in Texas. Net loss in the second quarter improved to $0.9 million compared to a net loss of $44.3 million in the prior year quarter, which included the aforementioned goodwill impairment. Adjusted EBITDA was flat at $16.3 million compared to the year-ago quarter.

U.K. Operations. Revenue in the second quarter of fiscal 2021 increased 41% to $11.9 million compared to $8.4 million in the year-ago quarter. The increase was attributable to the region’s recovery from the impacts of COVID-19. Net income in the second quarter improved to $0.4 million compared to a net loss of $16.0 million in the prior year second quarter, which included the goodwill impairment. Adjusted EBITDA improved 64% to $4.1 million compared to $2.5 million in the year-ago quarter.

U.S. Concrete Waste Management Services. Revenue in the second quarter of fiscal 2021 increased 8% to $9.0 million compared to $8.3 million in the year-ago quarter. The increase was due to organic growth, pricing improvements and new product offerings. Net income in the second quarter was $0.8 million compared to $0.9 million in the prior year second quarter. Adjusted EBITDA was $4.0 million compared to $4.1 million in the year-ago quarter.

Fiscal Year 2021 Outlook

The Company continues to expect fiscal year 2021 revenue to range between $300.0 million to $310.0 million, Adjusted EBITDA to range between $105.0 million to $110.0 million, and free cash flow to range between $47.5 million and $52.5 million. The midpoint of the Company's free cash flow outlook implies an 11% yield to its current market capitalization of approximately $470 million.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2021 results.

Date: Monday, June 14, 2021

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-877-407-9039

International dial-in number: 1-201-689-8470

Conference ID: 13719885

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay at "http://public.viavid.com/player/index.php?id=145001" and via the investor relations section of the Company’s website at www.concretepumpingholdings.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through July 5, 2021.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13719885

About Concrete Pumping Holdings

Concrete Pumping Holdings is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone for concrete pumping in the U.S., Camfaud in the U.K., and Eco-Pan for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan seeks to provide a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of April 30, 2021, the Company provided concrete pumping services in the U.S. from a footprint of approximately 90 locations across 22 states, concrete pumping services in the U.K. from approximately 30 locations, and route-based concrete waste management services from 16 locations in the U.S. and 1 shared location in the U.K. For more information, please visit http://www.concretepumpingholdings.com or the Company’s brand websites at http://www.brundagebone.com, http://www.camfaud.co.uk, or http://www.eco-pan.com/.

Forward‐Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “outlook” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, including the Company's fiscal year 2021 outlook. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impacts on the Company related to the recent accounting restatement, material weakness in internal control over financial reporting and the assessment of complex accounting issues, as disclosed in the Company's From 10-K/A filed with the Securities and Exchange Commission (the "SEC") on June 11, 2021 (The "Amended 10-K"); the impacts of the COVID-19 pandemic and related economic conditions on the Company; the outcome of any legal proceedings or demand letters that may be instituted against or sent to the Company or its subsidiaries; the ability of the Company to grow and manage growth profitably and retain its key employees; the ability to complete targeted acquisitions and realize the expected benefits from recent acquisitions; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including the risk factors in the Company's latest Annual Report on Form 10-K, the Amended 10-K, and Quarterly Reports on Form 10-Q. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures

Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). The Company believes that this non-GAAP financial measure provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management also uses this non-GAAP financial measure to compare the Company’s performance to that of prior periods for trend analyses, determining incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is also used in quarterly and annual financial reports prepared for the Company’s board of directors. The Company believes that this non-GAAP measure provides an additional tool for investors to use in evaluating the Company’s ongoing operating results and in comparing the Company’s financial results with competitors who also present similar non-GAAP financial measures.

Adjusted EBITDA is defined as net income calculated in accordance with GAAP plus interest expense, income taxes, depreciation, amortization, transaction expenses, loss on debt extinguishment, stock-based compensation, other income, net, and other adjustments. Adjusted EBITDA is not pro forma for acquisitions. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue for the period presented. See below for a reconciliation of Adjusted EBITDA to net income (loss) calculated in accordance with GAAP.

Net debt is calculated as all amounts outstanding under debt agreements (currently this includes the Company’s term loan and revolving line of credit balances, excluding any offsets for capitalized deferred financing costs) measured in accordance with GAAP less cash. Cash is subtracted from the GAAP measure because it could be used to reduce the Company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and therefore may imply that there is less Company debt than the most comparable GAAP measure indicates. CPH believes this non-GAAP measure provides useful information to management and investors in order to monitor the Company’s leverage and evaluate the Company’s consolidated balance sheet. See “Non-GAAP Measures (Reconciliation of Net Debt)” below for a reconciliation of Net Debt to amounts outstanding under debt agreements calculated in accordance with GAAP.

Free cash flow is defined as Adjusted EBITDA less net capital expenditures and cash paid for interest. This measure is not a substitute for cash flow from operations and does not represent the residual cash flow available for discretionary expenditures, since certain non-discretionary expenditures, such as debt servicing payments, are not deducted from the measure. CPH believes this non-GAAP measure provides useful information to management and investors in order to monitor and evaluate the cash flow yield of the business.

The financial statement tables that accompany this press release include a reconciliation of Adjusted EBITDA, net debt and free cash flow to the applicable most comparable U.S. GAAP financial measure. However, the Company has not reconciled the forward-looking Adjusted EBITDA guidance range and free cash flow range included in this press release to the most directly comparable forward-looking GAAP measures because this cannot be done without unreasonable effort due to the lack of predictability regarding the various reconciling items such as provision for income taxes and depreciation and amortization.

Current and prospective investors should review the Company’s audited annual and unaudited interim financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate the Company’s business. Other companies may calculate Adjusted EBITDA, net debt and free cash flow differently and therefore these measures may not be directly comparable to similarly titled measures of other companies.

As a result of the business combination between our predecessor, Industrea Acquisition Corp., and the private operating company formerly called Concrete Pumping Holdings, Inc. (the “Business Combination”), the Company is the acquirer for accounting purposes and CPH is the acquiree and accounting predecessor. The Company’s financial statement presentation distinguishes the Company’s presentations into two distinct periods, the period up to the Business Combination closing date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”). The Business Combination was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired. As the underlying business and financial results of the Successor and Predecessor entities are expected to be largely consistent, excluding the impact on certain financial statement line items that were impacted by the Business Combination, management has combined the fiscal year 2019 results of the Predecessor and Successor periods for comparability in certain tables below. Accordingly, in addition to presenting our results of operations as reported in our consolidated financial statements in accordance with GAAP, the tables below present the non-GAAP combined results for the fiscal year 2019.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Gateway Investor Relations Cody Slach 1-949-574-3860 BBCP@gatewayir.com

Concrete Pumping Holdings, Inc.
Consolidated Balance Sheets

	April 30,	October 31,
(in thousands, except per share amounts)	2021	2020
ASSETS

Current assets:
Cash and cash equivalents	$13,714	$6,736
Trade receivables, net	41,800	44,343
Inventory	4,555	4,630
Income taxes receivable	352	1,602
Prepaid expenses and other current assets	7,204	2,694
Total current assets	67,625	60,005

Property, plant and equipment, net	304,865	304,254
Intangible assets, net	171,213	183,839
Goodwill	225,012	223,154
Other non-current assets	712	1,753
Deferred financing costs	2,088	753
Total assets	$771,515	$773,758

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Revolving loan	$1,087	$1,741
Term loans, current portion	-	20,888
Current portion of capital lease obligations	100	97
Accounts payable	6,622	6,587
Accrued payroll and payroll expenses	10,838	13,065
Accrued expenses and other current liabilities	21,618	18,879
Income taxes payable	601	1,055
Total current liabilities	40,866	62,312

Long term debt, net of discount for deferred financing costs	368,388	343,906
Capital lease obligations, less current portion	330	380
Deferred income taxes	65,618	68,019
Warrant liabilities	18,485	7,031
Total liabilities	493,687	481,648

Zero-dividend convertible perpetual preferred stock, $0.0001 par value, 2,450,980 shares issued and outstanding as of April 30, 2021 and October 31, 2020	25,000	25,000

Stockholders' equity
Common stock, $0.0001 par value, 500,000,000 shares authorized, 56,575,186 and 56,463,992 issued and outstanding as of April 30, 2021 and October 31, 2020, respectively	6	6
Additional paid-in capital	371,703	367,681
Treasury stock	(461)	(131)
Accumulated other comprehensive income	4,563	(606)
(Accumulated deficit) retained earnings	(122,983)	(99,840)
Total stockholders' equity	252,828	267,110

Total liabilities and stockholders' equity	$771,515	$773,758

Concrete Pumping Holdings, Inc.
Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
(in thousands, except share and per share amounts)	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020

Revenue	$76,873	$74,041	$147,294	$147,980
Cost of operations	43,570	42,174	84,128	83,965
Gross profit	33,303	31,867	63,166	64,015
Gross margin	43.3%	43.0%	42.9%	43.3%

General and administrative expenses	26,472	26,381	48,860	52,988
Goodwill and intangibles impairment	-	57,944	-	57,944
Transaction costs	55	-	84	-
Income (loss) from operations	6,776	(52,458)	14,222	(46,917)

Interest expense, net	(6,029)	(8,765)	(12,929)	(18,268)
Loss on extinguishment of debt	-	-	(15,510)	-
Change in fair value of warrant liabilities	(11,456)	3,254	(11,456)	2,864
Other income, net	26	34	52	103
Loss before income taxes	(10,683)	(57,935)	(25,621)	(62,218)

Income tax expense (benefit)	170	(2,221)	(2,478)	(3,368)
Net loss	(10,853)	(55,714)	(23,143)	(58,850)

Less preferred shares dividends	(499)	(470)	(1,006)	(943)
Less undistributed earnings allocated to preferred shares	-	-	-	-

Loss available to common shareholders	$(11,352)	$(56,184)	$(24,149)	$(59,793)

Weighted average common shares outstanding
Basic	53,465,799	52,782,663	53,303,302	52,752,884
Diluted	53,465,799	52,782,663	53,303,302	52,752,884

Net (loss) income per common share
Basic	$(0.21)	$(1.06)	$(0.45)	$(1.13)
Diluted	$(0.21)	$(1.06)	$(0.45)	$(1.13)

Concrete Pumping Holdings, Inc.
Consolidated Statements of Cash Flows

	Six Months Ended
(in thousands, except per share amounts)	April 30, 2021	April 30, 2020

Net income (loss)	$(23,143)	$(58,850)
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and intangibles impairment	-	57,944
Depreciation	13,991	13,015
Deferred income taxes	(2,926)	(3,515)
Amortization of deferred financing costs	1,419	2,076
Amortization of intangible assets	13,853	17,147
Stock-based compensation expense	4,022	2,850
Change in fair value of warrant liabilities	11,456	(2,864)
Loss on extinguishment of debt	15,510	-
Net (loss) gain on the sale of property, plant and equipment	(869)	(477)
Payment of contingent consideration in excess of amounts established in purchase accounting	-	(526)
Net changes in operating assets and liabilities (net of acquisitions):
Trade receivables, net	3,135	4,009
Inventory	161	127
Prepaid expenses and other current assets	(3,377)	(5,209)
Income taxes payable, net	750	301
Accounts payable	(145)	(101)
Accrued payroll, accrued expenses and other current liabilities	2,359	1,060
Net cash provided by operating activities	36,196	26,987

Cash flows from investing activities:
Purchases of property, plant and equipment	(16,672)	(23,305)
Proceeds from sale of property, plant and equipment	3,687	3,607
Net cash used in investing activities	(12,985)	(19,698)

Cash flows from financing activities:
Proceeds on long term debt	375,000	-
Payments on long term debt	(381,206)	(10,444)
Proceeds on revolving loan	138,239	143,559
Payments on revolving loan	(139,004)	(127,404)
Payment of debt issuance costs	(8,464)	-
Payments on capital lease obligations	(47)	(45)
Purchase of treasury stock	(330)	(131)
Payment of contingent consideration established in purchase accounting	-	(1,161)
Net cash provided by (used in) financing activities	(15,812)	4,374
Effect of foreign currency exchange rate on cash	(421)	(1,088)
Net increase in cash and cash equivalents	6,978	10,575
Cash and cash equivalents:
Beginning of period	6,736	7,473
End of period	$13,714	$18,048

Concrete Pumping Holdings, Inc.
Segment Revenue

	Three Months Ended		Change
(in thousands)	April 30, 2021	April 30, 2020	$	%
U.S. Concrete Pumping	$56,168	$57,459	$(1,291)	-2.2%
U.K. Operations	11,853	8,401	3,452	41.1%
U.S. Concrete Waste Management Services	9,008	8,306	702	8.5%
Corporate	625	625	-	0.0%
Intersegment	(781)	(750)	(31)	4.1%
	$76,873	$74,041	$2,832	3.8%

	Six Months Ended		Change
(in thousands)	April 30, 2021	April 30, 2020	$	%
U.S. Concrete Pumping	$108,484	$112,564	$(4,080)	-3.6%
U.K. Operations	21,633	19,086	2,547	13.3%
U.S. Concrete Waste Management Services	17,430	16,589	841	5.1%
Corporate	1,250	1,250	-	0.0%
Intersegment	(1,503)	(1,509)	6	-0.4%
	$147,294	$147,980	$(686)	-0.5%

Concrete Pumping Holdings, Inc.
Segment Adjusted EBITDA and Net Income (Loss)

	Net Income (Loss)		Adjusted EBITDA
	Three Months Ended		Three Months Ended
(in thousands, except percentages)	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020	$ Change	% Change
U.S. Concrete Pumping	$(925)	$(44,303)	$16,306	$16,319	$(13)	-0.1%
U.K. Operations	402	(15,955)	4,114	2,516	1,598	63.5%
U.S. Concrete Waste Management Services	833	859	4,002	4,055	(53)	-1.3%
Corporate	(11,163)	3,685	625	625	(0)	0.0%
	$(10,853)	$(55,714)	$25,047	$23,515	$1,532	6.5%

	Net Income (Loss)		Adjusted EBITDA
	Six Months Ended		Six Months Ended
(in thousands, except percentages)	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020	$ Change	% Change
U.S. Concrete Pumping	$(13,602)	$(46,790)	$31,592	$33,166	$(1,574)	-4.7%
U.K. Operations	(129)	(16,848)	6,861	5,127	1,734	33.8%
U.S. Concrete Waste Management Services	1,450	1,225	7,702	7,804	(102)	-1.3%
Corporate	(10,862)	3,563	1,250	1,250	(0)	0.0%
	$(23,143)	$(58,850)	$47,405	$47,347	$58	0.1%

Concrete Pumping Holdings, Inc.
Quarterly Financial Performance

(dollars in millions)	Revenue	Net Income (Loss)[1]	Adjusted EBITDA[2]	Capital Expenditures	Adjusted EBITDA less Capital Expenditures

Q1 2017	$46	$(6)	$14	$4	$9
Q2 2017	$51	$3	$16	$3	$13
Q3 2017	$55	$4	$18	$1	$18
Q4 2017	$60	$1	$20	$14	$6
Q1 2018	$53	$18	$16	$7	$9
Q2 2018	$56	$5	$18	$1	$17
Q3 2018	$66	$5	$22	$11	$11
Q4 2018	$68	$1	$22	$9	$13
Q1 2019	$58	$(26)	$17	$11	$6
Q2 2019	$62	$(10)	$18	$13	$5
Q3 2019	$79	$3	$31	$4	$27
Q4 2019	$84	$1	$30	$5	$25
Q1 2020	$74	$(3)	$24	$20	$4
Q2 2020	$74	$(59)	$24	$4	$20
Q3 2020	$77	$3	$30	$6	$24
Q4 2020	$79	$(2)	$30	$6	$24
Q1 2021	$70	$(12)	$22	$8	$15
Q2 2021	$77	$(11)	$25	$5	$20

1 The Company (1) restated its consolidated financial statements as of October 31, 2019, for the Successor period from December 6, 2018 through October 31, 2019 and the unaudited interim periods within that period and (2) revised its consolidated financial statements as of October 31, 2020, for the fiscal year then ended and the unaudited interim periods within fiscal 2020 to reflect the Company's warrants as liabilities. For further information, refer to the Company's 10-K/A filed on June 11, 2021 with the Securities and Exchange Commission.

2 Adjusted EBITDA is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). See “Non-GAAP Financial Measures” below for a reconciliation of such measure to its most comparable GAAP measure.

Concrete Pumping Holdings, Inc.
Reconciliation of Net Income (Loss) to Reported EBITDA to Adjusted EBITDA

	Predecessor
(dollars in thousands)	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	November 1, 2018 through December 5, 2018
Consolidated
Net income (loss)	$(6,296)	$2,556	$3,923	$730	$17,558	$4,610	$4,825	$1,389	$(22,575)
Interest expense, net	6,386	6,095	5,456	4,811	5,087	5,126	5,477	5,735	1,644
Income tax expense (benefit)	646	592	1,822	697	(13,544)	1,211	1,701	848	(4,192)
Depreciation and amortization	6,229	5,919	6,390	8,616	6,110	6,293	6,150	7,070	2,713
EBITDA	6,965	15,162	17,591	14,854	15,211	17,240	18,153	15,042	(22,410)
Transaction expenses	5,304	-	(465)	(349)	8	1,117	1,395	5,070	14,167
Loss on debt extinguishment	-	213	279	4,669	-	-	-	-	16,395
Stock based compensation	-	-	-	-	93	94	94	-	-
Other expense (income)	(39)	(32)	(19)	(84)	(12)	(8)	(14)	(21)	(6)
Goodwill and intangibles impairment	-	-	-	-	-	-	-	-	-
Other adjustments	1,172	1,108	1,051	985	1,324	(471)	2,674	2,161	1,442
Adjusted EBITDA	$13,402	$16,451	$18,437	$20,075	$16,624	$17,972	$22,302	$22,252	$9,588

	(As Restated)
	Successor	S&P Combined (non-GAAP)	Successor
(dollars in thousands)	December 6, 2018 through January 31, 2019	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021
Consolidated
Net income (loss)	(6,152)	(28,727)	(24,419)	7,318	6,850	(3,137)	(55,714)	247	(2,648)	$(12,290)	$(10,853)
Interest expense, net	5,592	7,236	9,318	9,843	10,127	9,503	8,765	8,364	7,777	6,900	6,029
Income tax expense (benefit)	(2,765)	(6,957)	1,572	(1,922)	(188)	(1,147)	(2,221)	(462)	(1,147)	(2,648)	170
Depreciation and amortization	8,374	11,087	12,132	16,477	15,669	15,085	15,076	14,665	16,827	13,838	14,007
EBITDA	5,049	(17,361)	(1,397)	31,716	32,458	20,304	(34,094)	22,814	20,809	5,800	9,353
Transaction expenses	-	14,167	1,282	176	63	-	-	-	-	29	55
Loss on debt extinguishment	-	16,395	-	-	-	-	-	-	-	15,510	-
Stock based compensation	-	-	361	1,625	1,633	1,467	1,383	1,357	7,247	672	3,350
Change in fair value of warrant liabilities	2,522	2,522	14,774	(4,556)	(6,249)	391	(3,254)	2,734	391	-	11,456
Other expense (income)	(11)	(17)	(20)	(28)	12	(69)	(33)	(36)	(31)	(26)	(26)
Goodwill and intangibles impairment	-	-	-	-	-	-	57,944	-	-	-	-
Other adjustments	-	1,442	3,234	1,627	1,635	1,741	1,569	3,169	1,498	373	859
Adjusted EBITDA	$7,560	$17,148	$18,234	$30,560	$29,552	$23,834	$23,515	$30,038	$29,914	$22,358	$25,047

Note: The Company restated/revised its 2019/2020 financial statements. Further details discussed above.

Concrete Pumping Holdings, Inc.
Reconciliation of Net Income (Loss) to Reported EBITDA to Adjusted EBITDA

	Three Months Ended		Six Months Ended
(dollars in thousands)	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020
Consolidated
Net income (loss)	$(10,853)	$(55,714)	$(23,143)	$(58,850)
Interest expense, net	6,029	8,765	12,929	18,268
Income tax expense (benefit)	170	(2,221)	(2,478)	(3,368)
Depreciation and amortization	14,007	15,076	27,844	30,162
EBITDA	9,353	(34,094)	15,152	(13,788)
Transaction expenses	55	-	84	-
Loss on debt extinguishment	-	-	15,510	-
Stock based compensation	3,350	1,383	4,022	2,850
Change in fair value of warrant liabilities	11,456	(3,254)	11,456	(2,864)
Other expense (income)	(26)	(33)	(52)	(103)
Goodwill and intangibles impairment	-	57,944	-	57,944
Other adjustments	859	1,569	1,233	3,308
Adjusted EBITDA	$25,047	$23,515	$47,405	$47,347

U.S. Concrete Pumping
Net income (loss)	$(925)	$(44,303)	$(13,602)	$(46,790)
Interest expense, net	5,247	8,096	11,370	16,828
Income tax expense (benefit)	(381)	(2,751)	(3,204)	(4,138)
Depreciation and amortization	9,405	10,144	18,677	20,148
EBITDA	13,346	(28,814)	13,241	(13,952)
Transaction expenses	55	-	84	-
Loss on debt extinguishment	-	-	15,510	-
Stock based compensation	3,350	1,383	4,022	2,850
Other expense (income)	(12)	(7)	(24)	(17)
Goodwill and intangibles impairment	-	43,500	-	43,500
Other adjustments	(433)	257	(1,241)	785
Adjusted EBITDA	$16,306	$16,319	$31,592	$33,166

U.K. Operations
Net income (loss)	$402	$(15,955)	$(129)	$(16,848)
Interest expense, net	782	669	1,559	1,440
Income tax expense (benefit)	79	509	(98)	394
Depreciation and amortization	2,071	2,065	4,081	4,261
EBITDA	3,334	(12,712)	5,413	(10,753)
Transaction expenses	-	-	-	-
Loss on debt extinguishment	-	-	-	-
Stock based compensation	-	-	-	-
Other expense (income)	(12)	(26)	(26)	(86)
Goodwill and intangibles impairment	-	14,444	-	14,444
Other adjustments	792	810	1,474	1,522
Adjusted EBITDA	$4,114	$2,516	$6,861	$5,127

U.S. Concrete Waste Management Services
Net income (loss)	$833	$859	$1,450	$1,225
Interest expense, net	-	-	-	-
Income tax expense (benefit)	348	34	584	239
Depreciation and amortization	2,323	2,660	4,670	5,339
EBITDA	3,504	3,553	6,704	6,803
Transaction expenses	-	-	-	-
Loss on debt extinguishment	-	-	-	-
Stock based compensation	-	-	-	-
Other expense (income)	(2)	-	(2)	-
Goodwill and intangibles impairment	-	-	-	-
Other adjustments	500	502	1,000	1,001
Adjusted EBITDA	$4,002	$4,055	$7,702	$7,804

Corporate
Net income (loss)	$(11,163)	$3,685	$(10,862)	$3,563
Interest expense, net	-	-	-	-
Income tax expense (benefit)	124	(13)	240	137
Depreciation and amortization	208	207	416	414
EBITDA	(10,831)	3,879	(10,206)	4,114
Transaction expenses	-	-	-	-
Loss on debt extinguishment	-	-	-	-
Stock based compensation	-	-	-	-
Change in fair value of warrant liabilities	11,456	(3,254)	11,456	(2,864)
Other expense (income)	-	-	-	-
Goodwill and intangibles impairment	-	-	-	-
Other adjustments	-	-	-	-
Adjusted EBITDA	$625	$625	$1,250	$1,250

Note: The Company revised its 2020 financial statements. Further details discussed above.

Concrete Pumping Holdings, Inc.
Reconciliation of Free Cash Flow

Six Months Ended
(dollars in millions)	April 30, 2021
Adjusted EBITDA	$47.4
Less net capital expenditures	(13.0)
Less cash paid for interest	(5.9)
Free cash flow	$28.5

Concrete Pumping Holdings, Inc.
Reconciliation of Net Debt

	January 31,	April 30,	July 31,	October 31,	January 31,	April 30,	Change in Net
(in thousands)	2020	2020	2020	2020	2021	2021	Debt Q1'21 to Q2'21
Term loan outstanding	396,871	391,650	386,427	381,205	-	-	-
Senior Notes	-	-	-	-	375,000	375,000	-
Revolving loan draws outstanding	38,661	39,211	12,990	1,741	7,687	1,087	(6,600)
Less: Cash	(2,636)	(18,048)	(4,131)	(6,736)	(2,273)	(13,714)	(11,441)
Net debt	432,896	412,813	395,286	376,210	380,414	362,373	(18,041)